UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 11, 2011

ZAP
(Exact name of Registrant as specified in its charter)

California	001-32534	94-3210624
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

501 Fourth Street Santa Rosa, CA		95401
(Address of principal executive offices)		(Zip Code)

(707) 525-8658
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

China Merchants Bank Credit Granting Agreement and Maximum Amount Mortgage Contract

On August 11, 2011, Zhejiang Jonway Automobile Co., Ltd. (“Jonway”), a majority owned subsidiary of ZAP, entered into a Credit Granting Agreement with the Taizhou branch of China Merchants Bank (“China Merchants Bank”) for a revolving credit line of RMB $21 million.  Individual loans, which are capped in total at the credit line, will be based on loan agreements to be entered into separately between Jonway and China Merchants Bank.  The material terms such as the interest rate and amount due on maturity for each loan will be set out in the separate loan agreements.  The loans issuable under the Credit Granting Agreement are secured by a Maximum Amount Mortgage Contract by and between Jonway and China Merchants Bank dated August 11, 2011 in which land use rights over two parcels of land owned by Jonway at Sanmen, Jian Tiao Town, Da Tang Village, Shang Peng Factory have been pledged as security for the loans.

Section 2	Financial Information

Item 2.03.  Creation of a Direct Financial Obligation  or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAP

Dated: September 8, 2011	By:	/s/ Steven M. Schneider
Steven M. Schneider
Co-Chief Executive Officer and Secretary